Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

AMENDMENT NO. 2 TO

DRUG LICENSE AND DEVELOPMENT AGREEMENT

This Amendment Number Two (“Amendment No. 2”), to the existing and in-force Drug License And Development Agreement (the “Agreement”) between the parties hereto (effective as of May 23, 2015), is entered into by and between Oncology Venture A/S, a Danish corporation having its principal offices at Venlighedesvej 1, 2970 Hørsholm, Denmark (“OV”), and Lantern Pharma, Inc., a Texas corporation having its principal place of business at 211 N Ervay Street, Suite 404, Dallas, TX 75201 U.S.A. (“LP”) as of February 11, 2016 (the “Effective Date”). LP and OV are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Background

The Parties have previously been awarded an International Collaborative Industry Program (ICIP) grant administered, in part, by the Massachusetts Life Sciences Center (MLSC), and awarded to support the Parties’ planned clinical development of the cancer drug Irofulven (the “Project”).

In order to ensure that the Parties’ receipt and use of the ICIP grant funds from MLSC comply with the requirements of the ICIP grant program and the terms of their grant award to support the Project, the parties jointly desire to amend certain paragraphs of the existing Agreement.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment No. 2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

In Section 4.4 (a) (“Development Activities and Development Costs”) of the Agreement, the last sentence is hereby replaced in its entirety with the following sentence:

“Any ICIP grant funds received by LP shall be solely and entirely applied towards, and offset, OV’s payment of Compound manufacturing costs in support of the Program, provided that such manufacturing (and resulting costs) is conducted within Massachusetts.”

In Section 6.1 (“License Fee; Grant Fee”) of the Agreement, subsection (b) is hereby replaced in its entirety by the following new paragraph:

“(b) OV shall pay to LP a one-time fee of [***] dollars ($[***]) within ten (10) Business Days of the first-to-occur of the following events: (i) receipt (on account) by OV of at least a [***] dollar ($[***]) grant award under the Danish/Massachusetts Life Sciences International Collaborative Industry Program (ICIP); or (ii) if no such grant payment is received, three (3) out of the first eight (8) patients enrolled in the Phase 2 Clinical Trial for Primary Indication being observed to achieve the therapeutic endpoint benefit defined in the Clinical Development Plan and/or IND for the Phase 2 Clinical Trial for Primary Indication. Provided that, the payment by OV to LP under the ICIP grant event (i) above shall be paid and deducted from any ICIP grant funds awarded directly to LP in reimbursement solely for Compound manufacturing activities and expenses incurred within Massachusetts by Massachusetts entities, with OV then paying LP for any difference between the [***] dollars ($ [***]) payment required in this subsection (b) and a lessor amount of ICIP grants funds received directly by LP.

EXECUTION VERSION

In Witness Whereof, the Parties have executed this Amendment No. 2 in duplicate originals by the following signatures of their duly authorized officers as of the Effective Date.

Oncology Venture, A/S		Lantern Pharma, Inc.

By:		By:
	Peter Buhl Jensen, M.D., Ph.D. Chief Executive Officer		Arun K. Asaithambi, Ph.D. Chief Executive Officer

Date:		Date:	02-16-2016